UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 16, 2016
Date of Report (Date of earliest event reported)

XERIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14101 Capital Boulevard, Youngsville, NC 27596
(Address of principal executive offices)

(919) 526-1400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 16, 2016, Xerium Technologies, Inc. (the "Company") held its 2016 Annual Meeting of Stockholders (the "2016 Annual Meeting"). The voting results for each proposal, which were set forth in the Company's proxy statement for the 2016 Annual Meeting, are set forth below.

Election of the director nominees listed below to serve on the Board of Directors of the Company for a term of one year:

Director	Votes For	Votes Withheld	Broker Non-Votes
Roger A. Bailey	10,704,659	959,147	3,162,167
Harold C. Bevis	11,126,795	537,011	3,162,167
Ambassador April H. Foley	11,124,877	538,929	3,162,167
Jay J. Gurandiano	10,705,868	957,938	3,162,167
John F. McGovern	11,124,142	539,664	3,162,167
Alexander Toeldte	10,767,959	895,847	3,162,167
James F. Wilson	10,705,549	958,257	3,162,167

	Votes Cast
	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2016	14,811,988	11,156	2,829	—

The shareholder proposal recommending the hiring of an investment banking firm to pursue a liquidity event for the Company was withdrawn by the proponent prior to the 2016 Annual Meeting and therefore was not voted upon at the 2016 Annual Meeting.

As a result of the stockholder vote at the 2016 Annual Meeting, (i) each of the director nominees listed above was elected to serve until the 2017 Annual Meeting and (ii) the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2016 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

By	/s/ Clifford E. Pietrafitta
Name:	Clifford E. Pietrafitta
Title:	Executive Vice President and Chief Financial Officer

Date:  June 16, 2016